Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Manning & Napier Fund, Inc. of our reports dated December 16, 2019, relating to the financial statements and financial highlights, which appear in Annual Reports of Disciplined Value Series, Equity Series, Overseas Series, Pro-Blend® Conservative Term Series, Pro-Blend® Extended Term Series, Pro-Blend® Maximum Term Series, Pro-Blend® Moderate Term Series, Blended Asset Conservative Series, Blended Asset Moderate Series, Blended Asset Extended Series, Blended Asset Maximum Series, Rainier International Discovery Series, Target 2015 Series, Target 2020 Series, Target 2025 Series, Target 2030 Series, Target 2035 Series, Target 2040 Series, Target 2045 Series, Target 2050 Series, Target 2055 Series, Target 2060 Series and Target Income Series on Form N-CSR for the year ended October 31, 2019 and of our reports dated February 14, 2020, relating to the financial statements and financial highlights, which appear in Annual Reports of Core Bond Series, Diversified Tax Exempt Series, High Yield Bond Series, New York Tax Exempt Series, Real Estate Series and Unconstrained Bond Series on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Statements”, “Custodian, Independent Registered Public Accounting Firm, and Counsel” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

February 27, 2020